Exhibit 4.1
To Annual Report on Form 10-K for Fiscal 2025
Of Cal-Maine Foods, Inc.

DESCRIPTION OF CAPITAL

STOCK
Authorized Capital Stock
Pursuant to

the Fourth Amended

and Restated

Certificate of

Incorporation (the

“Restated Charter”)

of Cal-Maine

Foods, Inc.
(“we,” “us,” “our” or the

“Company”), our authorized capital stock consists

of 120,000,000 shares of common

stock with a par
value

of

$0.01

per

share

(“Common

Stock”)

and

10,000,000 shares

of

preferred

stock

with

a

par

value

of

$0.01

per

share
(“Preferred Stock”).
The Restated Charter authorizes the Company to issue shares of Preferred Stock from time to time in one or more series without stockholder approval, each such series to have rights and preferences, including voting rights, dividend rights, conversion rights,
redemption privileges and liquidation preferences, as the Company’s Board of Directors (the “Board”) may determine.
The number

of authorized

shares of

Preferred Stock

may be

increased or

decreased (but

not below

the number

of shares

then
outstanding) by

the affirmative

vote of

the holders

of a

majority in

voting power

of the

stock of

the Company

entitled to

vote
generally in

the election

of directors,

irrespective of

the provisions

of Section 242(b)(2) of

the Delaware

General Corporation
Law (the “DGCL”), voting together as a single class, without a separate vote of the holders of Preferred Stock, unless

a vote by
any holders of one or more

series of Preferred Stock is required

by the express terms of any

series of Preferred Stock as provided
for or fixed pursuant to the provisions of the Restated Charter.
Common Stock
Voting Rights
The holders

of shares

of Common

Stock are

entitled to

one vote

for each

such share

on each

matter properly

submitted to

the
stockholders of the Company on which the holders of Common Stock are entitled to vote.
Dividends
Except as otherwise required by law or the Restated Charter, and subject to the rights of the holders of shares of Preferred Stock,
the holders of shares of

Common Stock are entitled to receive

such dividends and other distributions (payable

in cash, property
or capital stock of

the Company) when, as and

if declared thereon by

the Board from time to

time out of any

assets or funds of
the Company legally available therefor and share equally on a per share basis in such dividends and distributions.
The Company

has a

variable dividend

policy adopted

by the

Board. Pursuant

to the

policy, the

Company pays

a dividend

to
holders of shares of Common Stock on a quarterly basis for each quarter for which the Company reports net income attributable to Cal-Maine Foods, Inc., computed in accordance

with generally accepted accounting principles in

the U.S., in an amount equal
to one-third (1/3)

of such

quarterly net

income. Dividends

are paid

to stockholders

of record

as of

the 60
th

day following

the
last day of such quarter, except for the

fourth fiscal quarter. For the fourth quarter,

the Company pays dividends to stockholders
of record

on the

65
th

day after

the quarter

end. Dividends

are payable

on the

15
th

day following

the record

date. Following

a
quarter for

which the

Company does

not report

net income

attributable to

Cal-Maine Foods, Inc.,

the Company

will not

pay a
dividend for a subsequent profitable quarter until

the Company is profitable on a cumulative basis

computed from the date of the
last quarter for which a dividend was paid. The dividend policy is subject to periodic review by the Board.
Liquidation, Dissolution or Winding Up
Except as otherwise required by law or the Restated Charter, in the event of any voluntary or involuntary liquidation, dissolution
or winding-up of

the Company,

after payment

or provision

for payment

of the

debts and

other liabilities

of the

Company, and
subject to

the rights

of the

holders of

shares of

Preferred Stock

in respect

thereof, the

holders of

shares of

Common Stock are

Exhibit 4.1
To Annual Report on Form 10-K for Fiscal 2025
Of Cal-Maine Foods, Inc.

entitled to receive all of the remaining assets of

the Company available for distribution to its stockholders, ratably in proportion
to the number of shares of Common Stock held by them.
Preemptive and Other Rights
The holders of shares of Common Stock are not entitled to preemptive or subscription rights.
Choice of Forum
The Restated Charter provides that,

unless a majority of the

Board, acting on behalf of

the Company, consents in writing

to the
selection of

an alternative

forum, the

Court of

Chancery of

the State

of Delaware

(or, if

the Court

of Chancery

does not

have
jurisdiction, another state court located within the State of

Delaware or, if no state court located within the State of Delaware has
jurisdiction, the

federal district

court for

the District

of Delaware),

shall be

the sole

and exclusive

forum for

(i) any derivative
action or

proceeding brought

on behalf

of the

Company under

Delaware law,

(ii) any action

asserting a

claim of

breach of

a
fiduciary

duty

owed

by

any

current

or

former

director,

officer

or

other

employee

of

the

Company

to

the

Company

or

the
Company’s stockholders,

(iii) any action

asserting a

claim against

the Company

or any

of its directors,

officers or other

employees
arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or bylaws, (iv) any action asserting a claim against

the Company

or any

of its

directors, officers

or other

employees governed

by the

internal affairs

doctrine of

the
State of Delaware or

(v) any other action asserting

an “internal corporate claim,” as

defined in Section 115 of

the DGCL, in all
cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.
The Restated Charter further provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum,

the federal district courts of the United States of America will be the sole and exclusive
forum for the resolution of any action asserting a cause of action arising under the Securities

Act of 1933, as amended.
These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with

us or

our directors,

officers, or

other employees,

which may

discourage lawsuits

against us

and our

directors, officers
and other

employees. If

a court

were to

find such

provisions in

the Restated

Charter to

be inapplicable

or unenforceable

in an
action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions.
Anti-Takeover Effect of Certain Charter and Bylaw Provisions and the DGCL
Certain provisions of

the Restated Charter

and the

Amended and Restated

Bylaws of the

Company (the “Restated

Bylaws”) could
make it

more difficult

to acquire

the Company

or control

of the

Company by

means of

a merger,

tender offer,

proxy contest,
removal

of

incumbent

directors

or

otherwise. These

provisions,

which

are

summarized

below,

are

expected

to

safeguard

the
Company against coercive takeover practices and inadequate takeover bids and to encourage persons seeking to

acquire control
of

the

Company

to

first

negotiate

with

the

Board.

While

it

is

possible

that

these

provisions

could

deter

transactions

that
stockholders may otherwise consider to be in

their best interest, these provisions are not

intended to preclude such transactions,
but rather to provide the Board with the time and opportunity to evaluate the adequacy and fairness of a proposed takeover offer or other proposed action,

consider alternative methods of maximizing

stockholder value, and, as

appropriate, negotiate the best
possible outcome for all stockholders.
Authorized but Unissued Stock and Undesignated Preferred Stock
We have authorized shares

of Common Stock and

Preferred Stock available for

future issuance without

stockholder approval. We
may

issue

these

additional

shares

for

a

variety

of

corporate

purposes,

including

public

offerings

to

raise

additional

capital,
corporate

acquisitions,

stock

dividends

on

our

capital

stock

or

equity

compensation

plans.

The

existence

of

unissued

and
unreserved Common Stock and Preferred Stock may enable the Board to issue shares to persons friendly to current management
or to issue Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us,

Exhibit 4.1
To Annual Report on Form 10-K for Fiscal 2025
Of Cal-Maine Foods, Inc.

thereby protecting

the continuity of

our management. The

rights of

the holders of

shares of

Common Stock will

be subject

to,
and may

be adversely

affected by,

the rights

of holders

of any

Preferred Stock we

may issue

in the

future. For

example, if

we
issue

Preferred

Stock,

the

issuance

could

adversely

affect

the

voting

power

of

holders

of

shares

of

Common

Stock

and

the
likelihood that such holders will receive dividend payments and payments upon liquidation.
Number of Directors; Classified Board; Removal of Directors; Vacancies
The Restated

Charter provides

for a

Board of

not less

than three

nor more

than 12

directors. Within such

limit, the

number of
members of the entire Board may be fixed only by the Board from time to time in accordance with the Restated Bylaws, and not
by stockholders.
The Restated Charter provides

for the division of

the Board into three

classes as nearly equal

in size as practicable

with staggered
three-year terms. Directors may be removed by

the stockholders only for cause and only

by the affirmative vote of the holders of
at least a majority of the

voting power of all then outstanding

shares of capital stock entitled to

vote generally in the election of
directors, voting together as a single class.

Any vacancy on the Board, however occurring, including a

vacancy resulting from an
enlargement of the Board, may be filled only by the vote of a majority of the directors then in office and not by the stockholders, and any person so

elected by the Board

will hold office until

the next election of

the class to which

such person has been

assigned
by the Board.
Pursuant to such structure, it would take at least two election cycles for any individual or group to gain control of the

Board. The
limitations on the

removal of directors

and the filling

of vacancies could

have the

effect of making

it more difficult

for a

third
party to acquire, or of discouraging a third party from acquiring, control of the Company.
No Cumulative Voting
The Restated Charter does not provide for cumulative voting in director elections.
Stockholder Action; Special Meetings
The Restated Charter provides that stockholder action may not be taken by written consent in lieu of a meeting and provides that special meetings

of the

stockholders may

be called

only by

the Board

Chair or

by the

Board and

may not

be called

by stockholders.
These provisions

could have

the effect

of delaying

until the

next annual

stockholders’

meeting stockholder

actions that

are favored
by the holders of

a majority of our

outstanding voting power.

These provisions may also

discourage another person or

entity from
making a tender offer for

the Common Stock, because that

person or entity, even if

it acquired securities with a

majority of our
outstanding voting power, would

be able to

take action as

a stockholder only at

a duly called

stockholders’ meeting and not by
written consent.
Amendments to Restated Charter
The Restated Charter

requires the affirmative

vote of

the holders of

at least 66
2
∕
3
% of

the voting power

of all

then outstanding
shares of capital stock of the Company entitled to vote

generally in the election of directors, voting together as a single class, to
amend, alter or repeal any provision of the Restated Charter.
Amendments to Restated Bylaws
The Restated Bylaws are subject to amendment, alteration or repeal by the stockholders of the Company by the affirmative vote of the holders of

at least 66
2 ∕
3
% of the voting

power of all then

outstanding shares of capital

stock of the Company

entitled to vote
generally in the election

of directors, voting together

as a single class. Additionally, the

Board has the power

to amend, alter or
repeal the Restated Bylaws.

Exhibit 4.1
To Annual Report on Form 10-K for Fiscal 2025
Of Cal-Maine Foods, Inc.

Advance Notice Requirements for Stockholder Proposals and Director Nominations
The

Restated

Bylaws

provide

advance

notice

requirements

for

stockholders

seeking

to

bring

business

before

meetings

of
stockholders or to

nominate candidates for

election as directors

at meetings of

stockholders. The Restated

Bylaws also specify
certain

requirements

regarding

the

form

and

content

of

the

stockholders’ notices.

These

provisions

may

deter

takeovers

by
requiring that any stockholder

wishing to conduct a

proxy contest have its

position solidified well in

advance of the meeting

at
which directors are

to be elected

and by providing

the incumbent Board

with sufficient notice

to allow them

to put an

election
strategy in place.
Limitation of Liability and Indemnification
Our Restated Charter provides that no director or officer of the Company shall have any personal liability to the Company or its
stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by law. In addition, the Company

is required to

indemnify its directors and

officers to the

fullest extent permitted by

the law. A director’s
right to

indemnification includes

the right

to be

paid by

the Company

the expenses

incurred in

defending or

otherwise participating
in any proceeding in advance of

its final disposition, but only if

such director presents to the Company

a written undertaking to
repay

such

amount

if

it

shall

ultimately

be

determined

that

such

director

is

not

entitled

to

be

indemnified

by

the

Company.
Notwithstanding

the

foregoing,

except for

proceedings

to

enforce

any

director’s

or

officer’s

rights

to

indemnification or

any
director’s rights to advancement

of expenses, the Company

shall not be obligated

to indemnify any director

or officer, or advance
expenses of any director, in

connection with any proceeding initiated by

such person unless such proceeding was

authorized by
the Board. These rights are not exclusive of any rights to which any such persons may otherwise be or become entitled.
Delaware Anti-Takeover Law
The Company is subject to Section 203

of the DGCL (“Section 203”).

Under this provision, we may not

engage in any “business
combination” with any interested stockholder for a period of three years following the date the stockholder became an interested
stockholder, unless: (i) prior to

that date, the Board

approved either the business

combination or the transaction

that resulted in
the

stockholder

becoming

an

interested

stockholder;

(ii) upon

completion

of

the

transaction

that

resulted

in

the

stockholder
becoming an interested stockholder, the interested

stockholder owned at least 85% of

the voting stock outstanding at the

time the
transaction began;

or (iii) on

or following

that date,

the business

combination is

approved by

the Board

and authorized

at an
annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not
owned by the interested stockholder.
Section 203 defines “business combination” to

include, subject to limited exceptions:

(i) any merger or consolidation

involving
the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of
the corporation involving the

interested stockholder; (iii) any

transaction that results

in the issuance or

transfer by the corporation
of any stock of the corporation to

the interested stockholder; (iv) any transaction involving the corporation that has the effect of
increasing

the proportionate

share

of

the

stock

of

any

class or

series

of

the

corporation beneficially

owned

by

the

interested
stockholder; or

(v) the receipt

by the

interested stockholder of

the benefit

of any

loans, advances, guarantees,

pledges or

other
financial benefits provided by or through the corporation.
In

general,

Section 203

defines

an

“interested

stockholder”

as

any

entity

or

person

beneficially

owning

15%

or

more

of

the
outstanding voting stock

of the corporation

and any entity

or person affiliated

with or controlling

or controlled by

the entity or
person.
The restrictions of Section 203 do

not apply to corporations that

have elected, in the manner

provided therein, not to be

subject
to Section 203. The Company has not made such an

election. Accordingly, the Company would be subject to Section 203 in the event of a business combination.

Exhibit 4.1
To Annual Report on Form 10-K for Fiscal 2025
Of Cal-Maine Foods, Inc.

Listing
The Common Stock is listed on the Nasdaq Global Select Market under the symbol “CALM.”
Transfer Agent
Computershare Trust Company of Louisville, Kentucky, is the Transfer

Agent and Registrar for the Common Stock.